UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2017

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

On May 31, 2017, the board of directors (the “Board”) of FS Investment Corporation II (the “Company”), duly adopted resolutions in order to, among other things, elect that the Company be subject to Section 3-804(a) of the Maryland General Corporation Law (the “MGCL”), effective as of such date. Section 3-804(a) of the MGCL provides that the stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.

In accordance with Maryland law, the Company filed Articles Supplementary effecting the Company’s election to be subject to Section 3-804(a) of the MGCL with the Department of Assessments and Taxation of the State of Maryland on June 1, 2017 (the Articles Supplementary”).

The foregoing description of the Articles Supplementary, as set forth in this Item 5.03, is a summary only and is qualified in all respects by the provisions of the Articles Supplementary, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Second Amended and Restated Bylaws

On and effective as of May 31, 2017, the Board adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”). Below is a summary of changes reflected in the Second Amended and Restated Bylaws:

●	Reflect the election pursuant to Section 3-804(a) of the MGCL described above;
●	Provide that, at all times that the directors are classified, if so classified, a director may not be removed without cause (which shall mean for purposes of this provision, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty);
●	Increase the percentage of stockholders required to request a special meeting of stockholders from ten percent of all the votes entitled to be cast at such meeting to a majority of all the votes entitled to be cast at such meeting;
●	Provide that only the chairman of a meeting of stockholders, and not stockholders, shall have the power to adjourn a meeting when a quorum has not been met;
●	Provide that a stockholder’s right to request a stockholder list is as set forth under the MGCL by removing the existing provision relating to such stockholder inspection rights; and
●	Provide that a stockholder will not be entitled to inspect the Company’s books and records if the Board determines that such stockholder has an improper purpose for requesting such inspection.

The foregoing description of the Second Amended and Restated Bylaws, as set forth in this Item 5.03, is a summary only and is qualified in all respects by the provisions of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Classified Board of Directors

Following the Company’s upcoming 2017 annual meeting of stockholders, the Board currently intends to elect to be subject to Sections 3-803 and 3-804(c) of the MGCL.

Section 3-803 of the MGCL requires the Board, before the 2018 annual meeting of stockholders, to designate by resolution, from among its members, directors to be classified into three classes, as nearly equal in number as possible. As required under the MGCL, one class (“Class A”) shall hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class (“Class B”) shall hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class (“Class C”) shall hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders following such change, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. Section 3-804(c) provides that any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

The Board currently intends to designate the classes of directors as follows: the Class A directors are expected to be Barbara Adams, David J. Adelman and Stephen T. Burdumy, each to serve until the Company’s 2018 annual meeting of stockholders and until a successor is duly elected and qualified; the Class B directors are expected to be Michael J. Heller, Jerel A. Hopkins, Robert E. Keith, Jr. and Paul Mendelson, each to serve until the Company’s 2019 annual meeting of stockholders and until a successor is duly elected and qualified; and the Class C directors are expected to be Michael C. Forman, Richard I. Goldstein, John E. Stuart and Scott J. Tarte, each to serve until the Company’s 2020 annual meeting of stockholders and until a successor is duly elected and qualified. After such initial terms, the elected directors will hold office for three-year terms, with one class’s term expiring each year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles Supplementary of the Company.
3.2	Second Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: June 1, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles Supplementary of the Company.
3.2	Second Amended and Restated Bylaws of the Company.